Exhibit 99.1

GE Announces Completion of GE Oil & Gas and Baker Hughes Merger

BOSTON – July 03, 2017 – GE (NYSE: GE) announced today the completion of the previously announced combination of GE’s oil and gas business with Baker Hughes. Baker Hughes, a GE company (NYSE:BHGE) is the first and only company to bring together industry-leading equipment, services and digital solutions across the entire spectrum of oil and gas development.

BHGE provides differentiated services for customers by combining digital solutions and technology from the GE Store with the domain expertise of Baker Hughes and its culture of innovation in the oilfield services sector. No other company brings together capabilities across the full value chain of oil and gas activities—from upstream to midstream to downstream. This fullstream portfolio positions BHGE to create new sources of value, improving productivity and project economics through integrated equipment and service offerings.

Jeff Immelt, Chairman and CEO of GE and Chairman of BHGE, said, “BHGE is an industry leader positioned to deliver in any economic environment and assist our customers in driving productivity. This deal capitalizes on the current cycle in oil and gas while also strengthening our position for the market recovery. I am extremely proud of the GE and Baker Hughes teams for completing the combination in just eight months, which is a testament to the team’s unwavering focus and dedication since the announcement last October. As we go forward, the new fullstream offering accelerates our ability to extend a digital framework to customers while delivering world-class technical innovation and service execution. We look forward to continuing a seamless integration for our customers.”

Under the terms of the transaction agreement, which was previously announced on October 31, 2016, the transaction resulted in a partnership structure, pursuant to which Baker Hughes was converted to a partnership and GE contributed its Oil & Gas business into that partnership. GE has a 62.5% interest in this partnership and legacy Baker Hughes shareholders have a 37.5% interest through their ownership of BHGE. Former Baker Hughes shareholders, whose shares converted into shares of Class A common stock of BHGE in the transaction, are also entitled to receive a special one-time cash dividend of $17.50 per share (to be paid on July 6, 2017). $7.4 billion was contributed by GE to the new partnership, which will be used to fund the cash dividend to legacy Baker Hughes shareholders.

Baker Hughes, a GE company is dual headquartered in Houston, Texas and London, UK.

Click here to view a snapshot of the company: https://www.bhge.com/sites/default/files/2017-07/BHGE101-Infographic.pdf.

Stock Exchange Trading

Class A common stock of Baker Hughes, a GE company will begin trading on the New York Stock Exchange (NYSE) under the symbol BHGE on the opening of the NYSE on July 5, 2017. In connection with the completion of the transaction, the shares of common stock of Baker Hughes Incorporated (NYSE: BHI) will continue to trade on the NYSE until the close of the NYSE today, July 3, 2017, at which point BHI will be delisted from the NYSE.

About GE

GE is the world’s Digital Industrial Company, transforming industry with software-defined machines and solutions that are connected, responsive and predictive. GE is organized around a global exchange of knowledge, the “GE Store,” through which each business shares and accesses the same technology, markets, structure and intellect. Each invention further fuels innovation and application across our industrial sectors. With people, services, technology and scale, GE delivers better outcomes for customers by speaking the language of industry. www.ge.com

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements” – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see http://www.ge.com/investor-relations/disclaimer-caution-concerning-forward-looking-statements as well as our annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

CONTACTS

Investors:

Matt Cribbins, +1 617 443 3400

matthewg.cribbins@ge.com

Media:

Jennifer Erickson, +1 646 682 5620

jennifer.erickson@ge.com